EXHIBIT 23.2


              Consent of Independent Certified Public Accountants


The Board of Directors
Donaldson, Lufkin & Jenrette Inc.:


We consent to the incorporation by reference in the registration statement on Form S-3 dated February 23, 2000 of our report dated February 2, 1999, which is included in the December 31, 1998 annual report on Form 10-K of Donaldson, Lufkin & Jenrette, Inc., also incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the registration statement.


/s/ KPMG LLP


New York, New York
February 23, 2000


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